Exhibit (a)(3)

ING VARIABLE PORTFOLIOS, INC.

ARTICLES SUPPLEMENTARY

ING VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The total number of shares of stock that the Corporation has authority to issue is ten billion, nine hundred million (10,900,000,000) shares of Capital Stock with a par value of one-tenth of one cent ($.001) per share, having an aggregate par value of ten million, nine hundred thousand dollars ($10,900,000).

SECOND:  At its December 11, 2008 meeting and pursuant to the authority expressly vested in it by Section Second (8) of the Corporation’s Articles of Amendment and Restatement (the “Charter”), the Board of Directors (the “Board”) of the Corporation, acting in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “MGCL”), adopted resolutions classifying and designating one hundred million (100,000,000) authorized and unissued shares of undesignated Capital Stock of the Corporation, as additional shares of the following Class (as defined below) (but not increasing the aggregate number of authorized shares or the aggregate par value):

Name of Class	Shares Allocated
ING Russell Large Cap Index Portfolio – Class I	100,000,000

THIRD: The shares designated and classified in Article SECOND of these Articles Supplementary, shall have the preferences, rights, powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in Section Second (6) of, and elsewhere in, and shall be subject to all provisions of, the Charter.

FOURTH: Immediately prior to the classification of the additional Capital Stock as set forth in Article SECOND, the total number of shares of each authorized class of Capital Stock that the Corporation had authority to issue was as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING BlackRock Global Science and Technology Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Global Equity Option Portfolio	Class S	100,000,000
ING International Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Lehman Brothers U.S. Aggregate Bond Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Morningstar U.S. Growth Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Opportunistic LargeCap Growth Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Opportunistic LargeCap Value Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Russell Global Large Cap Index 85% Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Russell Large Cap Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Russell Mid Cap Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Russell Small Cap Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING U.S. Government Money Market Portfolio	Class I	1,000,000,000
	Class S	1,000,000,000
	Class S2	1,000,000,000
ING VP Index Plus LargeCap Portfolio	Adviser Class	100,000,000
	Class I	200,000,000
	Class S	100,000,000
ING VP Index Plus MidCap Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
ING VP Index Plus SmallCap Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Small Company Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING WisdomTree Global High-Yielding Equity Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000

for a total of seven billion, seven hundred million (7,700,000,000) shares designated and classified into separate classes of Capital Stock, with three billion, two hundred million (3,200,000,000) remaining undesignated and unclassified.

FIFTH: Immediately following the classification and designation of the additional Capital Stock set forth in Article SECOND, the total number of shares of each authorized class of Capital Stock that the Corporation has authority to issue is as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING BlackRock Global Science and Technology Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Global Equity Option Portfolio	Class S	100,000,000
ING International Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Lehman Brothers U.S. Aggregate Bond Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Morningstar U.S. Growth Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Opportunistic LargeCap Growth Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Opportunistic LargeCap Value Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Russell Global Large Cap Index 85% Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Russell Large Cap Index Portfolio	Adviser Class	100,000,000
	Class I	200,000,000
	Class S	100,000,000
ING Russell Mid Cap Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Russell Small Cap Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING U.S. Government Money Market Portfolio	Class I	1,000,000,000
	Class S	1,000,000,000
	Class S2	1,000,000,000
ING VP Index Plus LargeCap Portfolio	Adviser Class	100,000,000
	Class I	200,000,000
	Class S	100,000,000
ING VP Index Plus MidCap Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Index Plus SmallCap Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Small Company Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING WisdomTree Global High-Yielding Equity Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000

for a total of seven billion, eight hundred million (7,800,000,000) shares designated and classified into separate classes of Capital Stock, with three billion, one hundred million (3,100,000,000) shares remaining undesignated and unclassified.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:		ING Variable Portfolios, Inc.

/s/ Theresa K. Kelety		/s/ Todd Modic
Name:	Theresa K. Kelety, Esq.	Name:	Todd Modic
Title:	Secretary	Title:	Senior Vice President

Dated: December 11, 2008